             Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                         Statement to Certificateholders
                                  May 17, 1999


                           DISTRIBUTION IN DOLLARS

               ORIGINAL          PRIOR                                                   REALIZED  DEFERRED     CURRENT
                FACE           PRINCIPAL                                                                       PRINCIPAL
  CLASS         VALUE           BALANCE         INTEREST       PRINCIPAL       TOTAL      LOSSES   INTEREST      BALANCE
  A1        357,735,172.00   172,384,751.69     779,945.23   2,563,517.61   3,343,462.84   0.00      0.00     169,821,234.08
  A2         40,000,000.00    19,275,124.75      89,436.58     286,638.59     376,075.17   0.00      0.00      18,988,486.16
  SI          8,117,044.50     8,102,235.57      56,301.61           0.00      56,301.61   0.00      0.00       8,102,235.57
   R                  0.00             0.00     644,766.85           0.00     644,766.85   0.00      0.00               0.00
TOTALS      405,852,216.50   199,762,112.01   1,570,450.27   2,850,156.20   4,420,606.47   0.00      0.00     196,911,955.81



                                                                                        PASS-THROUGH
          FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                    RATES
             PRIOR                                        CURRENT                         CURRENT
           PRINCIPAL                                     PRINCIPAL               CLASS   PASS-THRU
 CLASS      FACTOR     INTEREST   PRINCIPAL   TOTAL       FACTOR                            RATE
   A1     481.8781187  2.180231   7.165965   9.346195   474.7121541                A1    5.090000 %
   A2     481.8781188  2.235915   7.165965   9.401879   474.7121540                A2    5.220000 %
   SI     998.1755761  6.936220   0.000000   6.936220   998.1755761                SI    0.000000 %
 TOTALS   492.2040681  3.869513   7.022645  10.892158   485.1814227

 IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE
                          ADMINISTRATOR LISTED BELOW:
                                 Paulina Jacome
             The Chase Manhattan Bank - Structured Finance Services
                         450 W. 33rd Street, 14th Floor,
                            New York, New York 10001
                               Tel: (212) 946-7765
                         Email: paulina.jacome@chase.com

 [Image]       (Copyright) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION


             Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                                  May 17, 1999
 Sec. 4.01(i)      Principal Collections received during the Collection Period      2,850,145.62

                   Interest Collections received during the Collection Period       1,486,304.71

                                    Additional Draw Amount                          5,777,908.48

 Sec. 4.01(iii)               Floating Allocation Percentage                         95.984838 %

                                Fixed Allocation Percentage                          98.000000 %

 Sec. 4.01(iv)           Investor Certificate Interest Collections                  1,345,923.36

 Sec. 4.01(v)           Investor Certificate Principal Collections                  8,455,493.02

 Sec. 4.01(vi)                  Seller Interest Collections                            56,301.61

                                Seller Principal Collections                                0.00

 Sec. 4.01(xi)           Accelerated Principal Distribution Amount                         10.58

                   Accelerated Principal Distribution Amount Actually Distributed          10.58

 Sec. 4.01(xiii)           Amount Required to be Paid by Seller                             0.00

                          Amount Required to be Paid by Servicer                            0.00

 Sec. 4.01(xiv)                                Servicing Fee                           84,079.74

                             Accrued and Unpaid Servicing Fees                              0.00

 Sec. 4.01(xv)       Liquidation Loss Amounts (Net of Charge Off Amounts)                   0.00

                                        Charge Off Amounts                                  0.00

                   Charge Off Amounts allocable to Investor Certificateholders              0.00

 Sec. 4.01(xvi)      Pool Balance as of end of preceding Collection Period        201,791,378.30

                   Pool Balance as of end of second preceding Collection Period   207,703,224.01

 Sec. 4.01(xvii)                            Invested Amount                       190,838,970.66

 Sec. 4.01(xxi)           Has a Rapid Amortization Event Occurred?                            NO

 Sec. 4.01(xxii)             Has an Event of Default Occurred?                                NO

 Sec. 4.01(xxiii)    Amount Distributed to Credit Enhancer per 5.01(a)(1)              10,227.19

                     Amount Distributed to Credit Enhancer per 5.01(a)(6)                   0.00

                        Unreimbursed Amounts Due to Credit Enhancer                         0.00

 Sec. 4.01(xxiv)         Guaranteed Principal Distribution Amount                           0.00

 Sec. 4.01(xxv)               Credit Enhancement Draw Amount                                0.00

 Sec. 4.01(xxvi)        Amount Distributed to Seller per 5.01(a)(10)                  466,303.78

 Sec. 4.01(xxvii)                               Maximum Rate                            8.1474 %

                              Weighted Average Net Loan Rate                            8.1474 %

 [Image]          (Copyright) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

              Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                                   May 17, 1999

 Sec. 4.01(xxviii)           Minimum Seller Interest                3,978,824.65

 Sec. 4.01(xxix)            Required Servicer Advance                       0.00

                      Unreimbursed Required Servicer Advance                0.00

                     Required Servicer Advance Reimbursement                0.00

 Sec. 4.01(xxx)            Spread Account Requirement               3,337,215.54

                     Amount on deposit in the Spread Account        3,337,215.54

                              Spread Account Deposit                   12,931.10

                            Spread Account Withdrawal                 178,463.08

                                                 Delinquencies

                                     Group 1
             Period        Number  Principal Balance    Percentage
             31-60 days    61      1,816,045.31         0.91 %
             61-90 days    14      287,594.34           0.14 %
             91-120 days   5       220,044.99           0.11 %
             121+ days     27      1,101,165.35         0.55 %
             Total         107     3,424,849.99         1.71 %

                                           Loans in Foreclosure

                                     Group 1
                     Number     Principal Balance   Percentage
                          0                  0.00       0.00 %

                                                  Loans in REO

                                     Group 1
                     Number     Principal Balance   Percentage
                          0                  0.00       0.00 %

 [Image]    (Copyright) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

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